UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 13, 2017

Atrion Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32982	63-0821819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Allentown Parkway, Allen, Texas 75002
(Address of Principal Executive Offices) (Zip Code)

972-390-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On March 13, 2017, the Board of Directors of Atrion Corporation (the “Company”) voted to increase the total number of directors constituting the Board of Directors from five to six and elected Preston G. Athey to serve as a member of the Board of Directors of the Company as a Class II director, effective immediately, with his term to expire at the 2018 annual meeting of stockholders. In addition, the Board of Directors will consider the appointment of Mr. Athey to one or more of its committees at the regular meeting of the Board of Directors to be held in conjunction with the Company’s 2017 annual meeting of stockholders. The Board of Directors has determined that Mr. Athey is an independent director within the meaning of the NASDAQ Stock Market, Inc. listing rules.

            In connection with his service as a director, Mr. Athey will participate in the Company’s previously disclosed director compensation program, as described in the “Director Compensation” section of the Company’s Proxy Statement for the 2016 annual meeting of stockholders of the Company, which was filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2016. Annual cash compensation and stock awards will be pro-rated from the date of Mr. Athey’s election to the Board of Directors.

            In connection with Mr. Athey’s election to the Board of Directors, the Company is entering into an indemnification agreement (the “Indemnification Agreement”) with Mr. Athey substantially the same as the indemnification agreements to which all of the other members of the Board of Directors are parties. The Indemnification Agreement provides for the indemnification by the Company for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Mr. Athey in connection with his status or service as a member of the Board of Directors and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10v to the Company’s Annual Report on Form 10-K  for the year ended December 31, 2012 which was filed with the Commission on March 11, 2013.

            There are no arrangements or understandings between Mr. Athey and any other person pursuant to which Mr. Athey was elected as a director of the Company. There are no transactions in which Mr. Athey had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

            A copy of the press release issued by the Company to announce the election of Mr. Athey as a director  is included as Exhibit 99.1 to this Current Report on Form 8-K.

            The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 13, 2017 issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrion Corporation

Date: March 13, 2017	By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 13, 2017 issued by the Company.